Exhibit 99.1

Investor Contact	1775 Tysons Boulevard, 7th Floor
Ian Weissman	Tysons, VA 22102
+ 1 571 302 5591	www.pkhotelsandresorts.com
Park Hotels & Resorts Inc. Reports Third Quarter 2023 Results
and Announces Special Dividend of $0.77 Per Share
TYSONS, VA (November 1, 2023) – Park Hotels & Resorts Inc. (“Park” or the “Company”) (NYSE: PK) today announced results for the third quarter ended September 30, 2023, a special dividend and provided an operational update.
Selected Statistical and Financial Information
References to Park's "Current" hotels and "Current" financial metrics include all 41 consolidated hotels owned as of September 30, 2023, including the 1,921-room Hilton San Francisco Union Square and 1,024-room Parc 55 San Francisco – a Hilton Hotel (collectively, the "Hilton San Francisco Hotels"). References to Park's "Comparable" hotels and "Comparable" financial metrics exclude the Hilton San Francisco Hotels.
(unaudited, amounts in millions, except RevPAR, ADR, Total RevPAR and per share data)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2023	2022	Change(1)		2023	2022	Change(1)
Current Hotels:
Current RevPAR	$178.13	$172.91	3.0%		$173.62	$154.77	12.2%
Current Occupancy	73.9%	71.4%	2.5	% pts	71.1%	64.3%	6.8	% pts
Current ADR	$241.06	$242.21	(0.5)%		$244.23	$240.80	1.4%

Current Total RevPAR	$270.85	$260.57	3.9%		$273.22	$240.52	13.6%

Comparable Hotels:
Comparable RevPAR	$182.08	$177.12	2.8%		$178.74	$162.01	10.3%
Comparable Occupancy	75.3%	72.6%	2.7	% pts	73.2%	67.1%	6.1	% pts
Comparable ADR	$241.74	$243.91	(0.9)%		$244.12	$241.30	1.2%

Comparable Total RevPAR	$281.21	$270.89	3.8%		$284.92	$254.23	12.1%

Net income (loss)	$31	$40	(22.5)%		$(82)	$138	(159.4)%
Net income (loss) attributable to stockholders	$27	$35	(22.9)%		$(90)	$128	(170.3)%

Operating income	$85	$92	(8.5)%		$67	$212	(68.3)%
Operating income margin	12.5%	13.9%	(140)	bps	3.3%	11.5%	(820)	bps

Current Hotel Adjusted EBITDA	$173	$165	5.0%		$514	$450	14.2%
Current Hotel Adjusted EBITDA margin	26.3%	26.0%	30	bps	26.1%	26.0%	10	bps

Comparable Hotel Adjusted EBITDA	$172	$162	6.4%		$509	$456	11.7%
Comparable Hotel Adjusted EBITDA margin	28.4%	27.7%	70	bps	28.0%	28.1%	(10)	bps

Adjusted EBITDA	$163	$158	3.2%		$496	$447	11.0%
Adjusted FFO attributable to stockholders	$108	$94	14.9%		$329	$251	31.1%

Earnings (loss) per share – Diluted(1)	$0.13	$0.15	(13.3)%		$(0.42)	$0.55	(176.4)%
Adjusted FFO per share – Diluted(1)	$0.51	$0.42	21.4%		$1.52	$1.09	39.4%
Weighted average shares outstanding – Diluted	212	224	(12)		216	229	(13)
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(1)Amounts are calculated based on unrounded numbers.

Thomas J. Baltimore, Jr., Chairman and Chief Executive Officer, stated, "I am very encouraged by our third quarter results, which were driven by continued RevPAR growth in our key urban markets as well as the continued acceleration of group business. Comparable RevPAR for the third quarter of 2023 increased approximately 3% compared to the third quarter of 2022, or nearly 5% excluding the Casa Marina Key West, Curio Collection, where operations were suspended throughout the third quarter for a comprehensive renovation. Highlights during the quarter include a 7% increase in Comparable RevPAR across our urban portfolio that was driven by the New York Hilton Midtown where RevPAR increased nearly 30% coupled with continued strength at our Hawaii hotels. Group performance also continues to accelerate, with Comparable group revenues for the third quarter of 2023 up 12% year-over-year and 2024 Comparable Group Revenue Pace up nearly 18% compared to the same time last year.

"In addition to our operating achievements, we executed important strategic capital allocation initiatives, including the repurchase of 5.8 million shares of our common stock under our existing repurchase program at a significant discount to our estimated net asset value, and reinvested over $70 million back into our current portfolio, nearly half of which was for the Casa Marina Key West, Curio Collection, where we began to welcome guests back in October. With approximately $1.7 billion of liquidity, we believe we are well-positioned to continue executing on our strategic initiatives, including reshaping our portfolio, investing in strategic ROI projects and opportunistically repurchasing stock and/or acquiring assets, to create long-term value for our shareholders.

"Finally, we have reached a significant milestone in exiting our two Hilton San Francisco Hotels. The hotels have been placed into a court-ordered receivership giving the receiver full authority and control over the hotels’ operations. Consequently, Park no longer has an economic interest in and will not financially support the hotels' operations. With San Francisco still facing an elongated recovery, we firmly believe our difficult but necessary decision to exit these assets and greatly reduce our market exposure is in the best interest of our shareholders.”
Additional Highlights
•In August 2023, repurchased a total of 5.8 million shares under the existing repurchase program at an average price of $13.00 per share, for approximately $75 million;
•In October 2023, the trustee for the $725 million non-recourse CMBS Loan ("SF Mortgage Loan") filed a lawsuit against the borrowers under the SF Mortgage Loan. In connection with the lawsuit, the court appointed a receiver to take control of the Hilton San Francisco Hotels, which serve as security for the SF Mortgage Loan, and their operations, and thus, Park has no further economic interest in the operations of the hotels. The receiver will operate and has authority over the hotels and, until no later than November 1, 2024, has the ability to sell the hotels. The lawsuit contemplates the receivership will end with a non-judicial foreclosure by December 2, 2024, if the hotels are not sold within the predetermined sale period;
•On October 27, 2023, Park's Board of Directors declared a special cash dividend of $0.77 per share in connection with the effective exit from the Hilton San Francisco Hotels, which results in a required additional distribution. The special dividend will be paid on January 16, 2024 to stockholders of record as of December 29, 2023; and
•Park participated in the 2023 Global Real Estate Sustainability Benchmark ("GRESB") assessment, ranking in the top third of all publicly listed GRESB participant companies in the Americas and registering a three-point increase over 2022, continuing the Company's trend of enhancing its overall Environmental, Social and Governance program and making meaningful improvements toward decarbonization.
Operational Update
Changes in Park's 2023 Current ADR, Occupancy and RevPAR compared to the same periods in 2022, and 2023 Current Occupancy were as follows:

	Current ADR	Current Occupancy		Current RevPAR	Current Occupancy
	2023 vs 2022	2023 vs 2022		2023 vs 2022	2023
Q1 2023	6.7%	14.1	% pts	36.5%	64.8%

Q2 2023	(0.2)	3.9		5.3	74.4

Jul 2023	(3.4)	3.3		1.0	75.9
Aug 2023	1.5	2.6		5.4	72.2
Sep 2023	0.8	1.6		3.0	73.6
Q3 2023	(0.5)	2.5		3.0	73.9

Preliminary Oct 2023	3.5	1.9		6.2	75.0

Changes in Park's 2023 Current ADR, Occupancy and RevPAR for the three and nine months ended September 30, 2023 compared to the same periods in 2022, and 2023 Current Occupancy for the three and nine months ended September 30, 2023 by hotel type were as follows:

	Three Months Ended September 30,
	Current ADR	Current Occupancy		Current RevPAR	Current Occupancy
	2023 vs 2022	2023 vs 2022		2023 vs 2022	2023
Resort	(1.5)%	(0.8)	% pts	(2.5)%	75.1%
Urban	0.6	3.9		6.4	71.9
Airport	3.2	5.8		11.3	80.0
Suburban	(1.4)	1.2		0.3	69.4
All Types	(0.5)	2.5		3.0	73.9

	Nine Months Ended September 30,
	Current ADR	Current Occupancy		Current RevPAR	Current Occupancy
	2023 vs 2022	2023 vs 2022		2023 vs 2022	2023
Resort	(1.6)%	3.3	% pts	2.8%	78.4%
Urban	3.9	10.0		22.4	66.0
Airport	7.3	4.1		13.6	74.6
Suburban	4.0	6.9		16.3	65.2
All Types	1.4	6.8		12.2	71.1
The Current Rooms Revenue mix for the three and nine months ended September 30, 2023 and 2022 were as follows:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	Change	2023	2022	Change
Group	26.0%	23.0%	3.0%	29.4%	25.9%	3.5%
Transient	65.6	70.4	(4.8)	62.8	67.5	(4.7)
Contract	6.2	4.5	1.7	5.6	4.4	1.2
Other	2.2	2.1	0.1	2.2	2.2	—
Park continued to see improvements in demand as business travel accelerated and group demand continued to return to its urban hotels. During the third quarter of 2023, Comparable group bookings for 2023 increased by over $25 million, or over 110,000 room nights, as compared to the end of June 2023, of which approximately $10 million was recognized during the third quarter. As of the end of September 2023, Comparable Group Revenue Pace and room night bookings for 2023 were nearly 93% and over 86% of what 2019 group bookings were as of the end of September 2019, respectively, with average Comparable group rates exceeding 2019 average group rates by nearly 8% for the same time period. In addition, 2024 Comparable Group Revenue Pace increased nearly 18% compared to the same time last year.
Results for Park's Current hotels in each of the Company’s key markets are as follows:

(unaudited)			Current ADR			Current Occupancy				Current RevPAR
	Hotels	Rooms	3Q23	3Q22	Change(1)	3Q23	3Q22	Change		3Q23	3Q22	Change(1)
Hawaii	2	3,507	$322.09	$319.46	0.8%	92.0%	89.7%	2.3	% pts	$296.29	$286.37	3.5%
San Francisco	4	3,605	239.14	237.30	0.8	65.5	64.7	0.8		156.61	153.46	2.1
Orlando	3	2,325	188.44	188.84	(0.2)	60.3	59.3	1.0		113.54	111.82	1.5
New Orleans	1	1,622	157.49	175.06	(10.0)	56.4	55.6	0.8		88.82	97.37	(8.8)
Boston	3	1,536	267.12	252.53	5.8	86.1	85.1	1.0		230.03	214.94	7.0
New York	1	1,878	302.44	290.39	4.1	92.2	74.4	17.8		278.78	215.92	29.1
Southern California	5	1,773	263.09	278.65	(5.6)	79.7	79.3	0.4		209.58	220.86	(5.1)
Chicago	3	2,467	227.83	236.69	(3.7)	69.4	68.4	1.0		158.20	161.94	(2.3)
Key West(2)	2	461	409.71	396.50	3.3	25.2	66.5	(41.3)		103.07	263.46	(60.9)
Denver	1	613	202.05	201.32	0.4	81.8	73.3	8.5		165.19	147.47	12.0
Miami	1	393	177.55	205.55	(13.6)	71.3	75.0	(3.7)		126.59	154.22	(17.9)
Washington, D.C.	2	1,085	173.20	160.78	7.7	77.2	66.5	10.7		133.77	107.03	25.0
Seattle	2	1,246	187.14	187.53	(0.2)	82.5	68.3	14.2		154.39	128.04	20.6
Other	11	3,862	193.45	192.14	0.7	68.4	68.7	(0.3)		132.40	132.02	0.3
All Markets	41	26,373	$241.06	$242.21	(0.5%)	73.9%	71.4%	2.5	% pts	$178.13	$172.91	3.0%
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(1)Calculated based on unrounded numbers.
(2)In mid-May 2023, operations at the Casa Marina Key West, Curio Collection, were suspended for a full-scale renovation.

San Francisco Market Update
In October 2023, the trustee for the SF Mortgage Loan filed a lawsuit against the borrowers under the loan. In connection with the lawsuit, the court appointed a receiver to take control of the Hilton San Francisco Hotels, which serve as security for the SF Mortgage Loan, and their operations, and thus, Park has no further economic interest in the operations of the hotels. Therefore, Park is providing the below Comparable results, which exclude these hotels.
Results for Park's Comparable hotels compared to its Current hotels for the three and nine months ended September 30, 2023 are as follows:

	Three Months Ended September 30, 2023				Nine Months Ended September 30, 2023
	Comparable Hotels	Current Hotels	Difference(1)		Comparable Hotels	Current Hotels	Difference(1)
RevPAR	$182.08	$178.13	2.2%		$178.74	$173.62	3.0%
Occupancy	75.3%	73.9%	1.4	% pts	73.2%	71.1%	2.1	% pts
ADR	$241.74	$241.06	0.3%		$244.12	$244.23	—%
Hotel Adjusted EBITDA margin	28.4%	26.3%	210	bps	28.0%	26.1%	190	bps
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(1)Calculated based on unrounded numbers.
Results for Park's Comparable urban hotels compared to its Current urban hotels for the three and nine months ended September 30, 2023 are as follows:

	Three Months Ended September 30, 2023				Nine Months Ended September 30, 2023
	Comparable Urban Hotels	Current Urban Hotels	Difference(1)		Comparable Urban Hotels	Current Urban Hotels	Difference(1)
RevPAR	$172.90	$166.62	3.8%		$161.77	$154.84	4.5%
Occupancy	74.9%	71.9%	3.0	% pts	69.8%	66.0%	3.8	% pts
ADR	$230.98	$231.72	(0.3)%		$231.83	$234.50	(1.1)%
Hotel Adjusted EBITDA margin	25.6%	21.0%	460	bps	21.2%	17.8%	340	bps
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(1)Calculated based on unrounded numbers.
Monthly RevPAR results for Park's Comparable hotels compared to its Current hotels are as follows:

	2023 Comparable Hotels	2022 Comparable Hotels	2023 vs 2022(1)	2023 Current Hotels	2022 Current Hotels	2023 vs 2022(1)	2023 Comparable vs Current(1)
July	$192.95	$191.56	0.7%	$185.65	$183.83	1.0%	3.9%
August	170.95	162.85	5.0	167.49	158.97	5.4	2.1
September	182.35	176.95	3.1	181.35	176.02	3.0	0.6
Q3	182.08	177.12	2.8	178.13	172.91	3.0	2.2

October(2)	198.34	187.51	5.8	191.14	180.02	6.2	3.8
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(1)Calculated based on unrounded numbers.
(2)October 2023 Comparable and Current RevPAR are preliminary.

Balance Sheet and Liquidity
As of September 30, 2023, Park's Net Debt was $3.9 billion. Excluding the SF Mortgage Loan, $26 million of restricted cash associated with the Hilton San Francisco Hotels and the $162 million special dividend resulting from Park's effective exit from the Hilton San Francisco Hotels, Net Debt as of September 30, 2023 was $3.4 billion.
As of September 30, 2023, the weighted average maturity of Park's consolidated debt, excluding the SF Mortgage Loan, is 3.7 years. Park's current liquidity is approximately $1.7 billion, including approximately $950 million of available capacity under the Company's revolving credit facility ("Revolver").
Park had the following debt outstanding as of September 30, 2023:

(unaudited, dollars in millions)
Debt	Collateral	Interest Rate	Maturity Date	As of September 30, 2023
Fixed Rate Debt
Mortgage loan	Hilton Denver City Center	4.90%	March 2024(1)	$54
Mortgage loan	Hyatt Regency Boston	4.25%	July 2026	129
Mortgage loan	DoubleTree Hotel Spokane City Center	3.62%	July 2026	14
Mortgage loan	Hilton Hawaiian Village Beach Resort	4.20%	November 2026	1,275
Mortgage loan	Hilton Santa Barbara Beachfront Resort	4.17%	December 2026	160
Mortgage loan	DoubleTree Hotel Ontario Airport	5.37%	May 2027	30
2025 Senior Notes		7.50%	June 2025	650
2028 Senior Notes		5.88%	October 2028	725
2029 Senior Notes		4.88%	May 2029	750
Comparable Fixed Rate Debt		5.24%(2)		3,787

Mortgage loan	Hilton San Francisco Union Square, Parc 55 San Francisco – a Hilton Hotel	7.11%(3)	November 2023	725
Total Fixed Rate Debt		5.54%(2)		4,512

Variable Rate Debt
Revolver(4)	Unsecured	SOFR + 2.10%	December 2026	—
Total Variable Rate Debt		7.43%		—

Add: unamortized premium				1
Less: unamortized deferred financing costs and discount				(23)
Total Debt(5)		5.54%(2)		$4,490
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(1)The loan matures in August 2042 but is callable by the lender with six months of notice. As of September 30, 2023, Park had not received notice from the lender.
(2)Calculated on a weighted average basis.
(3)In June 2023, Park ceased making debt service payments toward the non-recourse SF Mortgage Loan, and Park has received a notice of default. The stated rate on the loan is 4.11%, however, beginning June 1, 2023, the default interest rate on the loan is 7.11%. Additionally, beginning June 1, 2023, the loan accrues a monthly late payment administrative fee of 3% of the monthly amount due. In October 2023, the trustee filed a lawsuit against the borrowers. In connection with the lawsuit, the court appointed a receiver to take control of the Hilton San Francisco Hotels and their operations, and thus, Park has no further economic interest in the operations of the hotels.
(4)Park has approximately $950 million of available capacity under the Revolver.
(5)Excludes $169 million of Park’s share of debt of its unconsolidated joint ventures.

Capital Investments
Through the third quarter of 2023, Park has spent $195 million on capital improvements at its hotels, with $71 million spent during the third quarter of 2023. Park expects to incur approximately $300 million to $325 million in capital improvements during 2023, consisting of $110 million to $120 million on return on investment projects and $190 million to $205 million on maintenance projects. Key current and upcoming projects are summarized below:

(dollars in millions)
Project & Scope of Work	Start Date	Estimated Completion Date	Budget	Current Quarter Incurred	Total Incurred
Waldorf Astoria Orlando and Signia by Hilton Orlando Bonnet Creek Complex
Meeting space expansion: To add more than 100,000 sq. ft. of meeting and event space	Q4 2019 (Paused in 2020)	Waldorf Astoria (Completed Q4 2022) Signia (Q1 2024)	$118	$7	$92
Guestroom, existing meeting space & lobby renovations
Waldorf Astoria Orlando
•Guestroom, existing meeting space, lobby and other public space renovations	Q3 2022	Q2 2024	51	10	39
Signia by Hilton Orlando Bonnet Creek:
•Existing meeting space and lobby renovations	Q4 2019	Q4 2022 (Substantially complete)	21	2	19
•Guestroom renovations	Q2 2019	Q4 2019	25	—	25
Golf course renovations: Two phases of golf course renovations	Phase 1 (Q2 2022) Phase 2 (Q2 2023)	Phase 1 (Completed Q4 2022) Phase 2 (Q4 2023)	9	—	4
Recreational amenities: Adding additional amenities, primarily at the pool	Q3 2022	Q1 2024	5	—	1
		Total	$229	$19	$180
Hilton Hawaiian Village Waikiki Beach Resort
Guestroom renovations: Three phases of guestroom renovations in the 1,020-room Tapa Tower	Phase 1 (Q3 2019) Phase 2 (Q3 2022) Phase 3 (Q3 2023)	Phase 1 (Completed Q4 2021) Phase 2 (Completed Q4 2022) Phase 3 (Q4 2023)	$84	$11	$72
Casa Marina Key West, Curio Collection
Complete renovation: Complete renovation of all 311 guestrooms, public spaces and certain hotel infrastructure	Q1 2023	Q4 2023 (Guestrooms) Q1 2024 (Restaurants)	$79	$33	$60
Hilton New Orleans Riverside
Guestroom renovations: Two phases of guestroom renovations in the 455-room Riverside building	Q3 2019 (Paused in 2020)	Q3 2023 (Substantially complete)	$11	$3	$9
New York Hilton Midtown
Ballroom renovations: Renovation of the Grand Ballroom	Q2 2023	Q3 2023 (Substantially complete)	$5	$1	$4
Dividends
Park declared a third quarter 2023 cash dividend of $0.15 per share to stockholders of record as of September 29, 2023. The third quarter 2023 cash dividend was paid on October 16, 2023.

The effective exit from the Hilton San Francisco Hotels in October 2023 results in a required additional distribution. Thus, Park's Board of Directors declared a special cash dividend of $0.77 per share on October 27, 2023, which will be paid on January 16, 2024 to stockholders of record as of December 29, 2023.

In addition to the $0.77 special cash dividend, Park plans to declare its fourth quarter dividend before the end of 2023 and currently expects such dividend to be in the range of $0.85 and $0.95 per share, subject to approval by its Board of Directors, consisting of a top-off component of between $0.70 and $0.80 per share and Park's recurring cash dividend of $0.15 per share.

Full-Year 2023 Outlook
Park is not providing a full year 2023 outlook for net income, net income attributable to stockholders, earnings per share, operating income and operating income margin and the accompanying reconciliations as all the information necessary for the calculation of the gain (loss) on derecognition of assets and income tax expense resulting from the Hilton San Francisco Hotels being placed into receivership is not yet available, and Park is unable to reasonably estimate such amounts without unreasonable burden or efforts. These amounts are expected to be material; however, they are not expected to materially affect Park’s outlook for Adjusted EBITDA, Hotel Adjusted EBITDA, Hotel Adjusted EBITDA margin, Adjusted FFO or Adjusted FFO per share. Park expects full-year 2023 operating results to be as follows:

(unaudited, dollars in millions, except per share amounts and RevPAR)

	Full-Year 2023 Outlook as of November 1, 2023				Full-Year 2023 Outlook as of August 2, 2023(1)		Change at Midpoint
Metric	Low		High		Low	High

Comparable RevPAR	$177		$179		N/A	N/A	N/A
Comparable RevPAR change vs. 2022	7.5%		9.0%		N/A	N/A	N/A

Adjusted EBITDA	$644		$668		$619	$679	$7
Comparable Hotel Adjusted EBITDA margin(2)	27.7%		28.2%		N/A	N/A	N/A
Comparable Hotel Adjusted EBITDA margin change vs. 2022(2)	(40)	bps	10	bps	N/A	N/A	N/A
Adjusted FFO per share – Diluted(2)	$1.92		$2.03		$1.76	$2.02	$0.08
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(1)Park did not provide Comparable metrics in its full year 2023 outlook as of August 2, 2023.
(2)Amounts are calculated based on unrounded numbers.
Park's outlook is based in part on the following assumptions:
•Comparable RevPAR for the fourth quarter of 2023 is expected to be between $170 and $180;
•Comparable Hotel Adjusted EBITDA margin for the fourth quarter of 2023 is expected to be between 26.9% and 28.9%;
•Adjusted EBITDA includes Hotel Adjusted EBITDA for the two Hilton San Francisco Hotels of $3 million from January 2023 to October 2023, the period prior to the hotels being placed into receivership;
•Adjusted FFO excludes an incremental $20 million of default interest and late payment administrative fees associated with default of the SF Mortgage Loan beginning in June 2023, which is required to be recognized in interest expense until legal title to the Hilton San Francisco Hotels are transferred;
•Fully diluted weighted average shares for the full-year 2023 are expected to be 214 million, while fully diluted weighted average shares for the fourth quarter of 2023 are expected to be 210 million;
•Includes $15 million of Hotel Adjusted EBITDA disruption from a full-scale renovation at the Casa Marina Key West, Curio Collection, which is expected to be completed in the fourth quarter of 2023; and
•Comparable portfolio as of November 1, 2023 and does not take into account potential future acquisitions and dispositions, which could result in a material change to Park’s outlook.
Park's full-year 2023 outlook is based on a number of factors, many of which are outside the Company's control, including uncertainty surrounding macro-economic factors, such as inflation, increases in interest rates, supply chain disruptions and the possibility of an economic recession or slowdown, as well as the assumptions set forth above, all of which are subject to change.
Supplemental Disclosures
In conjunction with this release, Park has furnished a financial supplement with additional disclosures on its website. Visit www.pkhotelsandresorts.com for more information. Park has no obligation to update any of the information provided to conform to actual results or changes in Park’s portfolio, capital structure or future expectations.

Conference Call
Park will host a conference call for investors and other interested parties to discuss third quarter 2023 results on November 2, 2023 beginning at 10 a.m. Eastern Time. Participants may listen to the live webcast by logging onto the Investors section of the website at www.pkhotelsandresorts.com. Alternatively, participants may listen to the live call by dialing (877) 451-6152 in the United States or (201) 389-0879 internationally and requesting Park Hotels & Resorts’ Third Quarter 2023 Earnings Conference Call. Participants are encouraged to dial into the call or link to the webcast at least ten minutes prior to the scheduled start time.
A replay of the webcast will be available within 24 hours after the live event on the Investors section of Park’s website.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements related to the anticipated effects of Park's decision to cease payments on its $725 million SF Mortgage Loan and the effects of the lender's exercise of its remedies, including placing such hotels into receivership, as well as Park’s current expectations regarding the performance of its business, financial results, liquidity and capital resources, including anticipated repayment of certain of the Company's indebtedness, the completion of capital allocation priorities, the expected repurchase of the Company's stock, the impact from macroeconomic factors (including inflation, increases in interest rates, potential economic slowdown or a recession and geopolitical conflicts), the effects of competition and the effects of future legislation or regulations, the expected completion of anticipated dispositions, the declaration and payment of future dividends and other non-historical statements. Forward-looking statements include all statements that are not historical facts, and in some cases, can be identified by the use of forward-looking terminology such as the words “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “hopes” or the negative version of these words or other comparable words. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could materially affect its results of operations, financial condition, cash flows, performance or future achievements or events.
Forward-looking statements are based on current expectations of management and therefore involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements and Park urges investors to carefully review the disclosures Park makes concerning risk and uncertainties in Item 1A: “Risk Factors” in Park’s Annual Report on Form 10-K for the year ended December 31, 2022, as such factors may be updated from time to time in Park’s filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Except as required by law, Park undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
Park presents certain non-GAAP financial measures in this press release, including Nareit FFO attributable to stockholders, Adjusted FFO attributable to stockholders, EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA, Hotel Adjusted EBITDA margin and Net debt. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of its operating performance. Please see the schedules included in this press release including the “Definitions” section for additional information and reconciliations of such non-GAAP financial measures.
About Park
Park is one of the largest publicly-traded lodging REITs with a diverse portfolio of iconic and market-leading hotels and resorts with significant underlying real estate value. Park's portfolio currently consists of 43 premium-branded hotels and resorts (excluding the Hilton San Francisco Hotels) with over 26,000 rooms primarily located in prime city center and resort locations. Visit www.pkhotelsandresorts.com for more information.

PARK HOTELS & RESORTS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share data)

	September 30, 2023	December 31, 2022
	(unaudited)
ASSETS
Property and equipment, net	$8,028	$8,301
Intangibles, net	42	43
Cash and cash equivalents	726	906
Restricted cash	60	33
Accounts receivable, net of allowance for doubtful accounts of $1 and $2	149	129
Prepaid expenses	63	58
Other assets	36	47
Operating lease right-of-use assets	201	214
TOTAL ASSETS (variable interest entities – $241 and $237)	$9,305	$9,731
LIABILITIES AND EQUITY
Liabilities
Debt	$4,490	$4,617
Accounts payable and accrued expenses	293	220
Due to hotel managers	136	141
Other liabilities	221	228
Operating lease liabilities	225	234
Total liabilities (variable interest entities – $218 and $219)	5,365	5,440
Stockholders' Equity
Common stock, par value $0.01 per share, 6,000,000,000 shares authorized, 210,672,182 shares issued and 209,983,781 shares outstanding as of September 30, 2023 and 224,573,858 shares issued and 224,061,745 shares outstanding as of December 31, 2022	2	2
Additional paid-in capital	4,151	4,321
(Accumulated deficit) retained earnings	(169)	16
Total stockholders' equity	3,984	4,339
Noncontrolling interests	(44)	(48)
Total equity	3,940	4,291
TOTAL LIABILITIES AND EQUITY	$9,305	$9,731

PARK HOTELS & RESORTS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues
Rooms	$432	$428	$1,256	$1,153
Food and beverage	159	148	518	431
Ancillary hotel	66	67	203	198
Other	22	19	64	54
Total revenues	679	662	2,041	1,836

Operating expenses
Rooms	119	115	343	298
Food and beverage	122	115	377	321
Other departmental and support	161	162	484	453
Other property-level	59	58	182	173
Management fees	31	30	95	84
Casualty and impairment loss	—	3	204	4
Depreciation and amortization	65	67	193	204
Corporate general and administrative	18	16	50	48
Other	19	18	61	52
Total expenses	594	584	1,989	1,637

Gain on sales of assets, net	—	14	15	13

Operating income	85	92	67	212

Interest income	9	4	29	5
Interest expense	(65)	(61)	(186)	(185)
Equity in earnings from investments in affiliates	2	1	9	6
Other gain, net	—	1	4	98

Income (loss) before income taxes	31	37	(77)	136
Income tax benefit (expense)	—	3	(5)	2
Net income (loss)	31	40	(82)	138
Net income attributable to noncontrolling interests	(4)	(5)	(8)	(10)
Net income (loss) attributable to stockholders	$27	$35	$(90)	$128

Earnings (loss) per share:
Earnings (loss) per share – Basic	$0.13	$0.15	$(0.42)	$0.55
Earnings (loss) per share – Diluted	$0.13	$0.15	$(0.42)	$0.55

Weighted average shares outstanding – Basic	212	224	216	229
Weighted average shares outstanding – Diluted	212	224	216	229

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
EBITDA AND ADJUSTED EBITDA

(unaudited, in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income (loss)	$31	$40	$(82)	$138
Depreciation and amortization expense	65	67	193	204
Interest income	(9)	(4)	(29)	(5)
Interest expense	65	61	186	185
Income tax (benefit) expense	—	(3)	5	(2)
Interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	2	2	7	7
EBITDA	154	163	280	527
Gain on sales of assets, net	—	(14)	(15)	(13)
Gain on sale of investments in affiliates(1)	—	—	(3)	(92)
Share-based compensation expense	5	4	14	13
Casualty and impairment loss	—	3	204	4
Other items	4	2	16	8
Adjusted EBITDA	$163	$158	$496	$447
______________________________________________
(1)Included in other gain, net.

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
CURRENT AND COMPARABLE HOTEL ADJUSTED EBITDA AND
CURRENT AND COMPARABLE HOTEL ADJUSTED EBITDA MARGIN

(unaudited, dollars in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Adjusted EBITDA	$163	$158	$496	$447
Less: Adjusted EBITDA from investments in affiliates	(4)	(4)	(19)	(20)
Add: All other(1)	14	13	40	37
Hotel Adjusted EBITDA	173	167	517	464
Less: Adjusted EBITDA from hotels disposed of	—	(2)	(3)	(14)
Current Hotel Adjusted EBITDA	173	165	514	450
Less: Adjusted EBITDA from the Hilton San Francisco Hotels	(1)	(3)	(5)	6
Comparable Hotel Adjusted EBITDA	$172	$162	$509	$456

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Total Revenues	$679	$662	$2,041	$1,836
Less: Other revenue	(22)	(19)	(64)	(54)
Less: Revenues from hotels disposed of	—	(11)	(10)	(51)
Current Hotel Revenues	657	632	1,967	1,731
Less: Revenues from the Hilton San Francisco Hotels	(51)	(48)	(145)	(105)
Comparable Hotel Revenues	$606	$584	$1,822	$1,626

	Three Months Ended September 30,				Nine Months Ended September 30,
	2023	2022	Change(2)		2023	2022	Change(2)
Total Revenues	$679	$662	2.4%		$2,041	$1,836	11.1%
Operating income	$85	$92	(8.5)%		$67	$212	(68.3)%
Operating income margin(2)	12.5%	13.9%	(140)	bps	3.3%	11.5%	(820)	bps

Current Hotel Revenues	$657	$632	3.9%		$1,967	$1,731	13.6%
Current Hotel Adjusted EBITDA	$173	$165	5.0%		$514	$450	14.2%
Current Hotel Adjusted EBITDA margin(2)	26.3%	26.0%	30	bps	26.1%	26.0%	10	bps

Comparable Hotel Revenues	$606	$584	3.8%		$1,822	$1,626	12.1%
Comparable Hotel Adjusted EBITDA	$172	$162	6.4%		$509	$456	11.7%
Comparable Hotel Adjusted EBITDA margin(2)	28.4%	27.7%	70	bps	28.0%	28.1%	(10)	bps
______________________________________________
(1)Includes other revenues and other expenses, non-income taxes on TRS leases included in other property-level expenses and corporate general and administrative expenses in the consolidated statements of operations.
(2)Percentages are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
CURRENT AND COMPARABLE URBAN HOTEL ADJUSTED EBITDA AND
CURRENT AND COMPARABLE URBAN HOTEL ADJUSTED EBITDA MARGIN

(unaudited, dollars in millions)	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2023
Current Hotel Adjusted EBITDA	$173	$514
Less: Adjusted EBITDA from non-urban hotels	(116)	(377)
Current Urban Hotel Adjusted EBITDA	57	137
Less: Adjusted EBITDA from the Hilton San Francisco Hotels	(1)	(5)
Comparable Urban Hotel Adjusted EBITDA	$56	$132

	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2023
Current Hotel Revenues	$657	$1,967
Less: Revenues from non-urban hotels	(388)	(1,198)
Current Urban Hotel Revenues	269	769
Less: Revenues from the Hilton San Francisco Hotels	(51)	(145)
Comparable Urban Hotel Revenues	$218	$624

	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2023
Current Urban Hotel Revenues	$269	$769
Current Urban Hotel Adjusted EBITDA	$57	$137
Current Urban Hotel Adjusted EBITDA margin(1)	21.0%	17.8%

Comparable Urban Hotel Revenues	$218	$624
Comparable Urban Hotel Adjusted EBITDA	$56	$132
Comparable Urban Hotel Adjusted EBITDA margin(1)	25.6%	21.2%
______________________________________________
(1)Percentages are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NAREIT FFO AND ADJUSTED FFO
(unaudited, in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income (loss) attributable to stockholders	$27	$35	$(90)	$128
Depreciation and amortization expense	65	67	193	204
Depreciation and amortization expense attributable to noncontrolling interests	(1)	(1)	(3)	(3)
Gain on sales of assets, net	—	(14)	(15)	(13)
Gain on sale of investments in affiliates(1)	—	—	(3)	(92)
Impairment loss	—	—	202	—
Equity investment adjustments:
Equity in earnings from investments in affiliates	(2)	(1)	(9)	(6)
Pro rata FFO of investments in affiliates	2	1	12	11
Nareit FFO attributable to stockholders	91	87	287	229
Casualty loss	—	3	2	4
Share-based compensation expense	5	4	14	13
Other items(2)	12	—	26	5
Adjusted FFO attributable to stockholders	$108	$94	$329	$251
Nareit FFO per share – Diluted(3)	$0.43	$0.39	$1.33	$1.00
Adjusted FFO per share – Diluted(3)	$0.51	$0.42	$1.52	$1.09
Weighted average shares outstanding – Diluted	212	224	216	229
______________________________________________
(1)Included in other gain, net.
(2)For the three and nine months ended September 30, 2023, includes $6 million and $8 million, respectively, of incremental interest expense associated with the default of the SF Mortgage Loan.
(3)Per share amounts are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET DEBT

(unaudited, in millions)
	Current September 30, 2023	SF Mortgage Loan Adjustments(1)	Comparable September 30, 2023(1)
Debt	$4,490	$(725)	$3,765
Add: unamortized deferred financing costs and discount	23	—	23
Less: unamortized premium	(1)	—	(1)
Debt, excluding unamortized deferred financing cost, premiums and discounts	4,512	(725)	3,787
Add: Park's share of unconsolidated affiliates debt, excluding unamortized deferred financing costs	169	—	169
Less: cash and cash equivalents	(726)	162	(564)
Less: restricted cash	(60)	26	(34)
Net debt	$3,895	$(537)	$3,358
______________________________________________
(1)Comparable Net Debt as of September 30, 2023 excludes the $725 million SF Mortgage Loan and $26 million of cash that is restricted due to the default of the SF Mortgage Loan, and assumes the removal of the Hilton San Francisco Hotels from Park's portfolio that were placed into receivership in October 2023, which results in a required additional distribution of $162 million (or approximately $0.77 per share). The cash dividend of $0.77 per share was declared on October 27, 2023 and will be paid on January 16, 2024 to stockholders of record as of December 29, 2023.

PARK HOTELS & RESORTS INC.
DEFINITIONS
Hilton San Francisco Hotels
Park's Hilton San Francisco Hotels represent the 1,921-room Hilton San Francisco Union Square and 1,024-room Parc 55 San Francisco – a Hilton Hotel.
Current
The Company presents certain data for its consolidated hotels on a Current basis as supplemental information for investors: Current Hotel Revenues, Current RevPAR, Current Total RevPAR, Current Occupancy, Current ADR, Current Hotel Adjusted EBITDA and Current Hotel Adjusted EBITDA Margin. The Company presents Current hotel results to help the Company and its investors evaluate the ongoing operating performance of its hotels. The Company’s Current metrics exclude results from property dispositions that have occurred through September 30, 2023 and include results from property acquisitions as though such acquisitions occurred on the earliest period presented.
Comparable
Park's Comparable hotels represent its Current hotels excluding the two Hilton San Francisco Hotels as the Company expects these hotels to ultimately be removed from its portfolio.
EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin
Earnings before interest expense, taxes and depreciation and amortization (“EBITDA”), presented herein, reflects net income (loss) excluding depreciation and amortization, interest income, interest expense, income taxes and interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates.
Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude the following items that are not reflective of Park's ongoing operating performance or incurred in the normal course of business, and thus, excluded from management's analysis in making day-to-day operating decisions and evaluations of Park's operating performance against other companies within its industry:
•Gains or losses on sales of assets for both consolidated and unconsolidated investments;
•Costs associated with hotel acquisitions or dispositions expensed during the period;
•Severance expense;
•Share-based compensation expense;
•Impairment losses and casualty gains or losses; and
•Other items that management believes are not representative of the Company’s current or future operating performance.
Hotel Adjusted EBITDA measures hotel-level results before debt service, depreciation and corporate expenses of the Company’s consolidated hotels, which excludes hotels owned by unconsolidated affiliates, and is a key measure of the Company’s profitability. The Company presents Hotel Adjusted EBITDA to help the Company and its investors evaluate the ongoing operating performance of the Company’s consolidated hotels.
Hotel Adjusted EBITDA margin is calculated as Hotel Adjusted EBITDA divided by total hotel revenue.
EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are not recognized terms under United States (“U.S.”) GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company’s definitions of EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies.

The Company believes that EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are among the measures used by the Company’s management team to make day-to-day operating decisions and evaluate its operating performance between periods and between REITs by removing the effect of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results; and (ii) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry.
EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss) or other methods of analyzing the Company’s operating performance and results as reported under U.S. GAAP. Because of these limitations, EBITDA, Adjusted EBITDA and Hotel Adjusted EBITDA should not be considered as discretionary cash available to the Company to reinvest in the growth of its business or as measures of cash that will be available to the Company to meet its obligations.
Nareit FFO attributable to stockholders, Adjusted FFO attributable to stockholders, Nareit FFO per share – diluted and Adjusted FFO per share – diluted
Nareit FFO attributable to stockholders and Nareit FFO per diluted share (defined as set forth below) are presented herein as non-GAAP measures of the Company’s performance. The Company calculates funds from (used in) operations (“FFO”) attributable to stockholders for a given operating period in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), as net income (loss) attributable to stockholders (calculated in accordance with U.S. GAAP), excluding depreciation and amortization, gains or losses on sales of assets, impairment, and the cumulative effect of changes in accounting principles, plus adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect the Company’s pro rata share of the FFO of those entities on the same basis. As noted by Nareit in its December 2018 “Nareit Funds from Operations White Paper – 2018 Restatement,” since real estate values historically have risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, Nareit adopted the FFO metric in order to promote an industry-wide measure of REIT operating performance. The Company believes Nareit FFO provides useful information to investors regarding its operating performance and can facilitate comparisons of operating performance between periods and between REITs. The Company’s presentation may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current Nareit definition, or that interpret the current Nareit definition differently. The Company calculates Nareit FFO per diluted share as Nareit FFO divided by the number of fully diluted shares outstanding during a given operating period.
The Company also presents Adjusted FFO attributable to stockholders and Adjusted FFO per diluted share when evaluating its performance because management believes that the exclusion of certain additional items described below provides useful supplemental information to investors regarding the Company’s ongoing operating performance. Management historically has made the adjustments detailed below in evaluating its performance and in its annual budget process. Management believes that the presentation of Adjusted FFO provides useful supplemental information that is beneficial to an investor’s complete understanding of operating performance. The Company adjusts Nareit FFO attributable to stockholders for the following items, which may occur in any period, and refers to this measure as Adjusted FFO attributable to stockholders:
•Costs associated with hotel acquisitions or dispositions expensed during the period;
•Severance expense;
•Share-based compensation expense;
•Casualty gains or losses; and
•Other items that management believes are not representative of the Company’s current or future operating performance.

Net Debt
Net debt, presented herein, is a non-GAAP financial measure that the Company uses to evaluate its financial leverage. Net debt is calculated as (i) long-term debt, including current maturities and excluding unamortized deferred financing costs; and (ii) the Company’s share of investments in affiliate debt, excluding unamortized deferred financing costs; reduced by (a) cash and cash equivalents; and (b) restricted cash and cash equivalents.
The Company believes Net debt provides useful information about its indebtedness to investors as it is frequently used by securities analysts, investors and other interested parties to compare the indebtedness of companies. Net debt should not be considered as a substitute to debt presented in accordance with U.S. GAAP. Net debt may not be comparable to a similarly titled measure of other companies.
Occupancy
Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Occupancy measures the utilization of the Company’s hotels’ available capacity. Management uses Occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate (“ADR”) levels as demand for rooms increases or decreases.
Average Daily Rate
ADR (or rate) represents rooms revenue divided by total number of room nights sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the hotel industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates have a more pronounced effect on overall revenues and incremental profitability than changes in Occupancy, as described above.
Revenue per Available Room
Revenue per Available Room (“RevPAR”) represents rooms revenue divided by the total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company’s performance as it provides a metric correlated to two primary and key factors of operations at a hotel or group of hotels: Occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods.
Total RevPAR
Total RevPAR represents rooms, food and beverage and other hotel revenues divided by the total number of room nights available to guests for a given period. Management considers Total RevPAR to be a meaningful indicator of the Company’s performance as approximately one-third of revenues are earned from food and beverage and other hotel revenues. Total RevPAR is also a useful indicator in measuring performance over comparable periods.
Group Revenue Pace
Group Revenue Pace represents bookings for future business and is calculated as group room nights multiplied by the contracted room rate expressed as a percentage of a prior period relative to a prior point in time.